Exhibit 99.1

Ideanomics Secures Threshold in Energica Motor Company SpA Voluntary Tender Offer

-	Ideanomics passed 90% threshold securing 93.63% of Energica’s shares
-	Energica lineup of high-performance electric motorcycles available in market today

NEW YORK, March 7, 2022 /PRNewswire/ -- (NASDAQ: IDEX) ("Ideanomics" or the "Company") is pleased to announce that it has provisionally passed the 90% threshold securing 93.63% of Energica’s shares through the voluntary tender offer of Energica Motor Company S.p.A. (Energica) Shares, a leading manufacturer and distributor of high-performance 100% battery-powered electric motorcycles. The Company expects the acquisition of Energica to close by the end of this quarter.

“We are excited to have Energica joined the Ideanomics team and we’re looking forward to the synergy that Energica brings alongside our other brands,” said Alf Poor, CEO of Ideanomics. “With exceptional Italian heritage and an innovative product line already in market, we believe Energica will strongly benefit from Ideanomics resources and continue to be a leader in the electric motorbike industry.”

Manufactured in the heart of the Italian Motor Valley in historic Modena, Energica motorcycles are the ultimate expression of Italian exclusivity, performance, and design. With state-of-the-art, race-derived technology, Energica owners experience the kind of thrills evoked by the highest peak and sustained performance of any homologated electric motorcycle available for road use. On the track or on the road, Energica motorcycles embody the evolution of emissions-free excellence.

The Energica lineup of high-performance electric motorcycles includes:

•	Energica EGO, EGO+ and EGO+ RS: The Energica EGO series offers riders the highest top speed and sustained performance of any electric motorcycle on the market. Coupled with surprisingly nimble handling even at lower speeds, the bike sports immense torque, blistering acceleration, sophisticated on-board technology, and DC Fast Charging (DCFC) as standard – all with zero emissions.

•	Energica EVA Ribelle and EVA Ribelle RS: A true electric e-fighter, Energica's EVA Ribelle is the naked version of the Energica EGO, with the same torque, power, acceleration, and range, with key differences being riding position and top speed. Perfect for aggressive riding with an urban mojo, or an assertive-yet-upright riding position instead of the typical track day crouch, the EVA Ribelle also easily transforms into a long-distance sport touring bike with the simple addition of side panniers, windshield, and tank bag.

•	Energica EVA EsseEsse9, EVA EsseEsse9+ and EVA EsseEsse9+ RS: The Energica EVA EsseEsse9 shares the technology and sophistication of both the EGO and the EVA Ribelle but is made more suitable for casual riding without the demanding hyper-performance of the other two models. The EVA EsseEsse's classic bench seat and relaxed riding position make it the ideal bike for two-up riding and the preferred choice for long-distance electric wanderers around the world.

The acquisition of Energica remains subject to final regulatory approval, and other customary closing conditions. The details of the transaction were previously disclosed in the Company's Current Report on Form 8-K dated September 21, 2021.

About Ideanomics

Ideanomics (NASDAQ: IDEX) is a global group with a simple mission: to accelerate the commercial adoption of electric vehicles. By bringing together vehicles and charging technology with design, implementation, and financial services, we provide the completeness of solutions needed for the commercial world to commit to an EV future. To keep up with Ideanomics, please follow the company on social @ideanomicshq or visit https://ideanomics.com.

About Energica Motor Company S.p.A.

Energica Motor Company S.p.A. is the world's leading manufacturer of high-performance electric motorcycles and the sole manufacturer of the FIM Enel MotoE™ World Cup. Energica motorcycles are currently on sale through the official network of dealers and importers.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions, involve known and unknown risks and uncertainties, and include the statement regarding the completion of the business combination within a certain period of time, if ever. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to obtain necessary regulatory approvals and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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